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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference therein of our report dated February 6, 1997, in this Registration Statement (Form N-1A No. 33-10438) of PaineWebber Series Trust.


                                               /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP


New York, New York
April 25, 1997